UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August  15, 2018

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2018, Bluegreen Vacations Corporation (“Bluegreen”) amended its revolving vacation ownership interest (“VOI”) notes receivables hypothecation facility with Pacific Western Bank (the “Pacific Western Facility”) to extend the revolving advance period from September 2018 through September 2021 and the maturity date from September 2021 until September 2024 (in each case, subject to an additional 12-month extension at the option of Pacific Western Bank).  In addition, pursuant to the amendment, effective September 21, 2018, all borrowings outstanding under the Pacific Western Facility will bear interest at an annual rate equal to 30-day LIBOR plus 3.00%; provided, however, that a portion of the borrowings, to the extent such borrowings are in excess of established debt minimums, will bear interest at 30-day LIBOR plus 2.75%.  Until September 21, 2018, borrowings under the Pacific Western Facility will continue to bear interest at the prevailing interest rates under the facility, which range from 30-day LIBOR plus 3.50% to 4.50%. Subject to its terms and conditions, the Pacific Western Facility provides for advances of (i) 85% of the unpaid principal balance of Eligible “A” VOI notes receivable that meet certain eligibility and FICO® score requirements, and (ii) 53% of the unpaid principal balance of certain Eligible “B” VOI notes receivable (which have less stringent FICO® score requirements). The amendment to the Pacific Western Facility did not impact the maximum outstanding borrowings, which remains at $40.0 million (inclusive of outstanding borrowings under Bluegreen’s term loan with Pacific Western Bank (the “Pacific Western Term Loan”)), subject to eligible collateral and customary terms and conditions. As of August 15, 2018, availability under the Pacific Western Facility was approximately $19.8 million.  Principal repayments and interest on borrowings under the Pacific Western Facility are paid as cash is collected on the pledged VOI notes receivable, subject to future required decreases in the advance rates after the end of the revolving advance period, with the remaining outstanding balance due at maturity. The Pacific Western Facility is cross-collateralized and is subject to cross-default with the Pacific Western Term Loan.

The foregoing description of the amendment to the Pacific Western Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The amendment should be read in conjunction with the Amended and Restated Loan and Security Agreement with Pacific Western Bank and the prior amendments thereto, which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Fifth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 15, 2018, by and among Bluegreen Vacations Corporation, the Borrower, each of the financial institutions from time to time party thereto, and Pacific Western Bank, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August  21, 2018

BBX CAPITAL CORPORATION

By:	/S/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President and Chief Financial Officer